EXHIBIT 10.42

FIRST AMENDMENT TO THE

Cytori Therapeutics, INC.

2015 New EMPLOYEe INcentive Plan

This First Amendment (this “Amendment”) to the Cytori Therapeutics, Inc. 2015 New Employee Incentive Plan (as amended and/or restated to date, the “Plan”) is made and adopted by Cytori Therapeutics, Inc. (the “Corporation”), a corporation organized under the laws of State of Delaware.

1. Section 4.1 of the Plan is hereby amended to read as follows:

4.1 Maximum Number of Shares Issuable.  Subject to adjustment as provided in Sections  4.2 and 4.3, the maximum aggregate number of shares of Stock that may be issued under the Plan pursuant to Awards shall be equal to Three Hundred Sixteen Thousand Six Hundred Sixty-Six (316,666) shares and shall consist of authorized but unissued or reacquired shares of Stock or any combination thereof.

2. This Amendment is effective as of January 26, 2017.

3. This Amendment shall be and is hereby incorporated in and forms a part of the Plan.  All other terms and provisions of the Plan shall remain unchanged except as specifically modified herein.  The Plan, as amended by this Amendment, is hereby ratified and confirmed.

* * * * * * * *

I hereby certify that the foregoing Amendment was duly adopted by the Board of Directors of the Corporation on January 26, 2017.

Cytori Therapeutics, INC.

By:	/s/ Jeremy Hayden
Name:	Jeremy Hayden
Its:	General Counsel & VP Business Development

US-DOCS\79718530.3